Exhibit 99.1

NEWS RELEASE

BIOFUEL ENERGY RECEIVES FAVORABLE NASDAQ LISTING DETERMINATION
PENDING COMPLETION OF JBGL TRANSACTION

DENVER, COLORADO – July 2, 2014 – BIOFUEL ENERGY CORP. (NASDAQ:BIOF) (the “Company”) today announced it has received a written decision from The Nasdaq Stock Market LLC (“Nasdaq”) indicating that the Nasdaq Listings Qualifications Panel (the “Panel”) has determined to grant the Company’s request for continued listing on The Nasdaq Capital Market, provided that (1) on or before November 4, 2014, the Company closes the previously announced acquisition of the equity interests of JBGL Builder Finance LLC and certain subsidiaries of JBGL Capital, LP, from certain affiliates of Greenlight Capital, Inc. and James R. Brickman and (2) the resulting combined company satisfies all requirements for initial listing on The Nasdaq Capital Market upon consummation of the transaction.  The Company is diligently working to complete the acquisition and the related transactions, including the preparation of a Nasdaq listing application for the combined company, within the time period afforded by the Panel; however, there can be no assurance that the Company will be able to do so.

The Panel’s determination follows the Company’s hearing before the Panel on June 12, 2014, at which the Panel considered the Company’s appeal of the determination by the Nasdaq Listing Qualifications Staff to delist the Company’s securities.

This release contains certain forward-looking statements within the meaning of the Federal securities laws.  Such statements are based on management’s current expectations, estimates and projections, which are subject to a wide range of uncertainties and business risks. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of whether, or the times by which, our performance or results may be achieved. Factors that could cause actual results to differ from those anticipated are discussed in our Exchange Act filings and our Annual Report on Form 10-K.

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Contact:	Kelly G. Maguire Executive Vice President & Chief Financial Officer (303) 640-6500 kmaguire@bfenergy.com	For more information: www.bfenergy.com

1600 Broadway, Suite 1740• Denver, CO • 303.640-6500 • www.bfenergy.com